CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of Artisan Funds, Inc. to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 35 to the Registration Statement under the Securities Act of 1933 (File No. 33-88316).

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Milwaukee, Wisconsin

September 10, 2007